UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2021

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 14, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Adamis Pharmaceuticals Corporation (the “Company”), concluded that, because of the misapplication of valuation principles used to determine the fair value of the Company’s warrant liabilities and related changes in fair value of these warrant liabilities relating to warrants issued by the Company in August 2019 (the “2019 Warrants”) and February 2020 (the “2020 Warrants” and, together with the 2019 Warrants, the “Warrants”), the Company’s previous quarterly and year-to-date unaudited condensed consolidated financial statements for the periods ended March 31, 2020, June 30, 2020, and September 30, 2020 (the “Affected Periods”), should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results for the Affected Periods should no longer be relied upon.

While the issues identified and disclosed in this Report on Form 8-K do affect the Company’s reported net losses for the Affected Periods, they are non-cash and do not impact the Company’s revenues, operating expenses, operating loss, cash and cash equivalents, assets, liquidity or cash position for the Affected Periods. For example, in addition to the other adjustments described in the tables below, (i) for the three-month period ending March 31, 2020, the previously reported net loss of $10,273,369 will be decreased by $3,027,000 to $7,246,369, (ii) for the six-month period ending June 30, 2020, the previously reported net loss of $21,536,082 will be decreased by $1,365,000 to $20,171,082, and (iii) for the nine-month period ending September 30, 2020, the previously reported net loss of $29,021,280 will be increased by $2,511,000 to $31,532,280. The adjustments will be reflected and summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”).

Background

In connection with the Company’s preparation of its financial statements for the year ended December 31, 2020, the Company re-assessed certain matters relating to its determination of the amount of warrant liabilities, and the associated gain or loss recognized as a result of the change in the fair value of the warrant liabilities, related to the outstanding Warrants for the Affected Periods. The Company concluded that certain of the valuation principles, estimates, and methods used to determine the valuation of the Warrants for the Affected Periods were not in accordance with ASC 820 – “Fair Value Measurement and Disclosures,” primarily because of the applicability of the Black-Scholes option-pricing model to determine the fair value of the Warrants and because the Company’s calculation incorporated the estimated exercise behavior of its warrant holders by applying an early exercise multiple, rather than using the full contractual exercise term of the Warrants as an input for determining the fair value of the Warrants.

As a result of the above, the Company will restate its unaudited condensed consolidated financial statements for the Affected Periods. The adjustments to the financial statement items for the Affected Periods will be set forth through expanded disclosure in the consolidated financial statements included in the 2020 Form 10-K, including describing the restatement and its impact on previously reported amounts. The Company's previously filed quarterly reports on Form 10-Q for the Affected Periods have not been amended. Accordingly, investors should no longer rely upon the Company's previously released financial statements for the Affected Periods, and any earnings releases or other communications relating to these periods.

Financial Impact

The change in warrant liabilities related to the Warrants for the Affected Periods will result in the following changes to the financial results reported in the Affected Periods, as reflected in the tables below. There will be no impact on the Company’s cash and cash equivalents, total assets, revenues, operating expenses or operating loss for the Affected Period, as the change in fair value of warrant liabilities was presented within other income (expense) and not as a component of operating loss in the Company’s condensed consolidated statement of operations for the Affected Periods. Accordingly, the restatement of the Company’s unaudited consolidated financial statements for the Affected Periods will have no impact on the Company’s liquidity or cash position as of the end of the Affected Periods.

All of the following adjustments relate to the Company’s determination of the fair value of the Warrants. The change in warrant liabilities and the associated gain or loss recognized as a result of the change in the fair value of warrant liabilities for the Warrants will result in the following changes to the financial statement line items indicated below as of and for the periods indicated, which were included in the previously reported Quarterly Reports on Form 10-Q for the Affected Periods:

Condensed Consolidated Balance Sheet (Unaudited)

		September 30, 2020	June 30, 2020	March 31, 2020
Warrant Liabilities, at Fair Value	As Previously Reported	$1,161,000	$537,000	$—
	Adjustments	$6,924,000	$3,048,000	$1,923,000
	As Restated	$8,085,000	$3,585,000	$1,923,000

Current Liabilities	As Previously Reported	$12,976,779	$12,367,234	$10,586,976
	Adjustments	$(1,161,000)	$(537,000)	$—
	As Restated	$11,815,779	$11,830,234	$10,586,976

Total Liabilities	As Previously Reported	$16,517,447	$16,582,680	$12,063,556
	Adjustments	$6,924,000	$3,048,000	$1,923,000
	As Restated	$23,441,447	$19,630,680	$13,986,556

Additional Paid-in Capital	As Previously Reported	$238,726,680	$226,969,294	$225,801,654
	Adjustments	$(6,207,000)	$(6,207,000)	$(6,744,000)
	As Restated	$232,519,680	$220,762,294	$219,057,654

Accumulated Deficit	As Previously Reported	$(211,335,806)	$(203,850,608)	$(192,587,895)
	Adjustments	$(717,000)	$3,159,000	$4,821,000
	As Restated	$(212,052,806)	$(200,691,608)	$(187,766,895)

Total Stockholders’ Equity	As Previously Reported	$27,395,042	$23,120,980	$33,215,935
	Adjustments	$(6,924,000)	$(3,048,000)	$(1,923,000)
	As Restated	$20,471,042	$20,072,980	$31,292,935

Condensed Consolidated Statement of Operations - YTD Unaudited
		Nine Months Ended	Six Months Ended
		September 30, 2020	June 30, 2020
Change in Fair Value of Warrant Liabilities	As Previously Reported	$(624,000)	$—
	Adjustments	$(2,511,000)	$1,365,000
	As Restated	$(3,135,000)	$1,365,000

Total Other Income (Expense), net	As Previously Reported	$(677,537)	$(31,536)
	Adjustments	$(2,511,000)	$1,365,000
	As Restated	$(3,188,537)	$1,333,464

Net Loss	As Previously Reported	$(29,021,280)	$(21,536,082)
	Adjustments	$(2,511,000)	$1,365,000
	As Restated	$(31,532,280)	$(20,171,082)

Basic and Diluted Loss Per Share	As Previously Reported	$(0.40)	$(0.31)
	Adjustments	$(0.03)	$0.02
	As Restated	$(0.43)	$(0.29)

Condensed Consolidated Statement of Operations - Three months ended Unaudited
		September 30, 2020	June 30, 2020	March 31, 2020
Change in Fair Value of Warrant Liabilities	As Previously Reported	$(624,000)	$—	$—
	Adjustments	$(3,876,000)	$(1,662,000)	$3,027,000
	As Restated	$(4,500,000)	$(1,662,000)	$3,027,000

Total Other Income (Expense), net	As Previously Reported	$(646,001)	$(16,304)	$(15,232)
	Adjustments	$(3,876,000)	$(1,662,000)	$3,027,000
	As Restated	$(4,522,001)	$(1,678,304)	$3,011,768

Net Loss	As Previously Reported	$(7,485,198)	$(11,262,713)	$(10,273,369)
	Adjustments	$(3,876,000)	$(1,662,000)	$3,027,000
	As Restated	$(11,361,198)	$(12,924,713)	$(7,246,369)

Basic and Diluted Loss Per Share	As Previously Reported	$(0.10)	$(0.15)	$(0.15)
	Adjustments	$(0.05)	$(0.02)	$0.05
	As Restated	$(0.15)	$(0.17)	$(0.10)

Condensed Consolidated Statement of Shareholders’ Equity - YTD (Unaudited)
		September 30, 2020	June 30, 2020	March 31, 2020
Additional Paid-in Capital	As Previously Reported	$238,726,680	$226,969,294	$225,801,654
	Adjustments	$(6,207,000)	$(6,207,000)	$(6,744,000)
	As Restated	$232,519,680	$220,762,294	$219,057,654

Accumulated Deficit	As Previously Reported	$(211,335,806)	$(203,850,608)	$(192,587,895)
	Adjustments	$(717,000)	$3,159,000	$4,821,000
	As Restated	$(212,052,806)	$(200,691,608)	$(187,766,895)

Total Shareholders’ Equity	As Previously Reported	$27,395,042	$23,120,980	$33,215,935
	Adjustments	$(6,924,000)	$(3,048,000)	$(1,923,000)
	As Restated	$20,471,042	$20,072,980	$31,292,935
Condensed Consolidated Statement of Cash Flows (Unaudited)
		Nine Months Ended	Six Months Ended	Three Months Ended
		September 30, 2020	June 30, 2020	March 31, 2020
Net Loss	As Previously Reported	$(29,021,280)	$(21,536,082)	$(10,273,369)
	Adjustments	$(2,511,000)	$1,365,000	$3,027,000
	As Restated	$(31,532,280)	$(20,171,082)	$(7,246,369)

Change in Fair Value of Warrant Liabilities	As Previously Reported	$624,000	$—	$—
	Adjustments	$2,511,000	$(1,365,000)	$(3,027,000)
	As Restated	$3,135,000	$(1,365,000)	$(3,027,000)

The Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, BDO USA, LLP.

As a result of new accounting guidance and pronouncements and the Company’s early adoption of such pronouncements, commencing with the quarter beginning January 1, 2021 and for subsequent financial periods, the Company anticipates that the 2019 Warrants will no longer be treated as derivative liabilities and will instead be treated as equity instruments, that the fair value of the 2019 Warrants will be recorded as an adjustment to equity, and that no warrant liabilities or change in fair value of warrant liabilities relating to the 2019 Warrants will be reflected in the Company’s future financial results. While 2020 Warrants to purchase up to 8,700,000 shares of the Company’s common stock were initially issued, as a result of Warrant exercises in January and February of 2021, only 2020 Warrants to purchase approximately 350,000 shares of the Company's common stock remain outstanding as of the date of this Report. At the date of warrant exercise, the value of the exercised warrants will be re-measured and the Company will recognize a corresponding gain or loss as a result of the change in the fair value of the warrants. As a result of such exercises of the 2020 Warrants, after the first quarter of 2021 the subsequent calculation of the Company’s warrant liabilities and the gain or loss recognized as result of the change in the fair value of the warrant liabilities related to the 2020 Warrants will be determined with respect to a smaller number of outstanding warrants in future financial periods. The impact of these changes will be reflected in the Company’s financial statements for the first quarter of 2021 ending March 31, 2021, and for subsequent periods as applicable.

Controls and Procedures

The Company expects to report a material weakness in the Company’s internal control over financial reporting, and as a result to conclude that the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures, as of March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, were not effective. Management expects to adopt various measures intended to remediate and improve the Company’s internal control over financial reporting, in particular to increase the quality of review of accounting principles used to evaluate the Company’s determination of the fair value of its warrants and other derivative instruments.

Caution Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements, including statements about the estimated effect of the restatement on certain of the Company’s previously issued interim financial statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Current Report. These forward-looking statements represent the Company’s current expectations or beliefs and involve certain risks and uncertainties, including those described in its public filings with the SEC, any or all of which could cause actual results to differ from those reflected in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control, and actual results may differ materially from the Company’s estimates depending on a variety of important factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: April 15, 2021	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer